Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.34 FFO per Diluted Share for the First Quarter 2014;
Increases 2014 Guidance

Radnor, PA, April 30, 2014 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban, town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three-month period ended March 31, 2014.
"During the first quarter of 2014, we continued to achieve outstanding results on leasing velocity, operations, and progress on our development projects,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We delivered particularly strong results on same store NOI growth, rental rate increases and forward leasing, all of which reinforce confidence in our 2014 business plan. With our markets continuing to recover, the combination of superior product, people and process continues to drive our operating performance, NOI growth and portfolio quality. We are excited with our continued growth in Austin with the contribution of our Four Points project to our joint venture platform and our new development at Encino Trace. As such, and reflecting on our first quarter results, we are increasing our 2014 FFO guidance range of $1.40 to $1.49 per diluted share to $1.42 to $1.48 per diluted share.”
Financial Highlights

▪
Funds from Operations available to common shares and units (FFO) in the first quarter of 2014 totaled $53.6 million or $0.34 per diluted share versus $51.7 million or $0.35 per diluted share in the first quarter of 2013. FFO for the first quarter 2014 was impacted by (i) G&A expense includes $0.6 million due to employee severance costs, (ii) $1.2 million gain on the sale of a vacant land parcel, (iii) $0.8 million of unrecovered weather-related costs, and (iv) $0.1 million of transaction costs included within G&A expense associated with the acquisition of a land development project in Austin, Texas.

▪
Net loss allocated to common shares totaled $4.0 million or $0.03 per diluted share in the first quarter of 2014 compared to a net income of $2.1 million or $0.01 per diluted share in the first quarter of 2013.

▪
In the first quarter of 2014, we incurred $14.7 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $34.5 million or $0.22 per diluted share of Cash Available for Distribution (CAD) versus $33.1 million or $0.23 per diluted share in the first quarter of 2013 when we incurred $13.3 million of revenue maintaining capital expenditures. Our first quarter 2014 CAD payout ratio was 68.2% ($0.15 common share distribution / $0.22 CAD per diluted share).

Portfolio Highlights

▪
In the first quarter of 2014, our Net Operating Income (NOI) excluding termination revenues and other income items increased 1.6% on a GAAP basis and 4.0% on a cash basis for our 196 same store properties, which were 89.3% and 87.8% occupied on March 31, 2014 and March 31, 2013, respectively.

▪
During the first quarter of 2014, we leased over 1.0 million square feet and commenced occupancy on 838,000 square feet. The first quarter occupancy activity includes 336,000 square feet of renewals, 337,000 square feet of new leases and 165,000 square feet of tenant expansions. We have an additional 458,000 square feet of executed new leasing scheduled to commence subsequent to March 31, 2014.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087             Phone: (610) 325-5600 • Fax: (610) 325-5622

▪
During the first quarter of 2014, we achieved a 56.3% tenant retention ratio in our core portfolio with negative net absorption of 52,000 square feet. First quarter rental rate growth was 6.7% as our renewal rental rates increased 0.1% and our new lease/expansion rental rates increased 18.1%, both on a GAAP basis.

▪	At March 31, 2014, our core portfolio of 200 properties comprising 24.0 million square feet was 89.2% occupied and we are now 91.2% leased (reflecting new leases commencing after March 31, 2014).

Investment Activity

▪
During the quarter, we acquired a 54 acre development site in the southwest submarket in Austin, Texas known as Encino Trace for $14.0 million. The site is fully entitled and permitted to develop two 4-story office buildings totaling 320,000 rentable square feet and a 1,375 space parking deck. One building, totaling 159,000 square feet, is 75% pre-leased to an anchor tenant and we commenced development during the first quarter 2014. We anticipate this building will be completed during the second quarter of 2015 and, upon completion, will be contributed to our existing Austin Joint Venture (the “Venture”) with DRA Advisors, LLC (“DRA”) at a cost of $43.6 million with $14.6 million funded as of March 31, 2014. We anticipate funding the remaining development costs, totaling $29.0 million from available corporate funds resulting in an 8.0% yield on cost. The commencement date to develop the second building has not yet been determined.

▪
On April 3, 2014, we contributed two, Class A office buildings totaling 193,000 of net rentable square feet known as four Points Centre in Austin, Texas to our existing Venture with DRA. The contribution fair value of the properties total $41.5 million which equaled the acquisition price we paid in December 2013. In order for the Venture to purchase the properties DRA contributed $5.9 million to the Venture, the Venture borrowed $29.0 million and we received a cash distribution of $34.4 million. The secured loan bears interest at a fixed rate of 4.50% and matures on April 6, 2019.

▪	During the first quarter 2014, we sold a 17 acre vacant land parcel located in Austin, Texas for $3.5 million resulting in a $1.2 million gain on sale.

Investment Highlights

▪
As previously announced, we are underway with the development of FMC Tower at Cira Centre South, a trophy class, mixed-use office tower designed by the architectural firms of Pelli Clark Pelli and Bower Lewis Thrower to be located at the southern end of our Cira Centre complex in University City. Upon completion, FMC Tower at Cira Centre South will approximate 870,000 rentable square feet comprising 635,000 square feet of office space, 4,000 square feet of retail space and 268 luxury apartment suites, of which up to 100 units will be fully furnished with concierge services and the balance to be market rate rental apartments. Given the increased size of the project, our total anticipated investment is $385 million including all costs to complete the furnished residential units. Brandywine has executed a 16-year lease with FMC for 280,000 square feet including their recent expansion and a 20-year lease with the University of Pennsylvania for 100,000 square feet, resulting in total office pre-leasing of 60%. Groundbreaking will occur in the second quarter of 2014 with completion scheduled for June 2016. Initial funding of the development will be from available corporate funds with a review underway of other institutional debt and/or equity sources.

▪
We are continuing the $158.5 million development of evo at Cira Centre South, a 33-story, 850-bed student housing tower in the University City submarket of Philadelphia, Pennsylvania, which we are developing in a 30/30/40 joint venture with Campus Crest Communities, Inc. (30%) and Harrison Street Real Estate Capital (40%), with completion expected in the third quarter of 2014. The partners have fulfilled their $60.7 million equity contributions and funding through the $97.8 million construction loan is underway with $23.8 million advanced as of March 31, 2014.

▪
As part of our Cira South master plan, we are developing a one-acre elevated park known as Cira Green creating a roof on the Cira South Garage directly between the FMC Tower at Cira Centre South and evo properties at Cira Centre South. Cira Green will be completed in the third quarter of 2014, and extends the recreational green belt created by the Schuylkill River Trail and Penn Park and will be an outstanding amenity for the entire University City neighborhood. We will fund the $11.3 million cost of Cira Green from available corporate funds and $1.5 million has been funded as of March 31, 2014.

▪
As previously announced, we and an affiliate of The Shooshan Company have entered into a 50/50 joint venture to build 4040 Wilson Boulevard, a 426,900 square foot office building representing the final phase of the eight-building, mixed-use, Liberty Center complex developed by Shooshan in the Ballston submarket of Arlington, Virginia. Shooshan contributed its land parcel to the venture, and we will contribute up to $36.0 million of which $14.3 million has been funded as of March 31, 2014. The joint venture partners have agreed to commence construction of the 544-space garage during 2014. The garage will cost approximately $21.0 million. Groundbreaking of the building will occur upon reaching certain pre-leasing levels, at which point the joint venture expects to seek third-party construction financing.

▪
We are continuing the $77.0 million development of The Parc at Plymouth Meeting, a 398-unit multi-family project in Plymouth Meeting, Pennsylvania, in a 50/50 joint venture with Toll Brothers which we expect to complete by the end of 2015. The partners fully funded $31.0 million of initial project equity with our share fully satisfied by our contribution of the underlying land parcel. The remaining construction costs are being funded from a $56.0 million construction facility whose closing in December 2013 resulted in a $3.0 million return of capital to each partner. As of March 31, 2014, $22.4 million had been spent on the development of which $0.9 million has been funded by draws on the construction loan.

▪
We are continuing the $19.9 million redevelopment of 660 West Germantown Pike, a 154,000 square foot office building located in Plymouth Meeting, Pennsylvania, that we acquired vacant in the first quarter of 2012 for $9.1 million. We will fund the remaining $1.6 million of costs from available corporate funds as we complete the lease-up of this property by year-end 2014. As of March 31, 2014, 660 West Germantown Pike was 94% leased.

▪
We are continuing the $7.4 million development of 200 Radnor Chester Road, an 18,000 square foot restaurant and retail center adjoining our Radnor, Pennsylvania office properties. We will fund the remaining $0.6 million of costs from available corporate funds in anticipation of the second quarter 2014 stabilization date. The development of 200 Radnor Chester Road is currently 100% pre-leased.

Capital Markets Highlights

▪
At March 31, 2014, our net debt to gross assets measured 42.6%, reflecting the fact that we had no outstanding balance on our $600.0 million unsecured revolving credit facility and $236.3 million of cash and cash equivalents on hand.

▪	For the quarter ended March 31, 2014, we had a 2.7 EBITDA to interest coverage ratio and a 7.1 ratio of net debt to annualized quarterly consolidated EBITDA.

Distributions
On March 12, 2014, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on April 17, 2014 to shareholders of record as of April 3, 2014. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on April 15, 2014 to holders of record as of March 30, 2014.

2014 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our previously issued 2014 guidance of $1.40 to $1.49 FFO per diluted share to $1.42 to $1.48 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2014 FFO and earnings per diluted share:

Guidance for 2014	Range or Value
Earnings per diluted share allocated to common shareholders	$0.04	to	$0.08
Plus: real estate depreciation and amortization	1.38		1.40

FFO per diluted share	$1.42	to	$1.48
Our 2014 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2014 earnings and FFO per diluted share each reflect $0.075 per diluted share of non-cash income attributable to the fourth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include:

•	Occupancy improving to a range of 91 - 92% by year-end 2014 with 93 - 94% leased;

•	6.0% - 8.0% GAAP increase in overall lease rates with a resulting 3.0% - 5.0% increase in 2014 same store GAAP NOI;

•	No capital markets or acquisition activity and no share issuance under our ATM program;

•	$150.0 million of aggregate sales activity at an 8.5% capitalization rate weighted to the second half of 2014; and

•	FFO per diluted share based on 160.2 million fully diluted weighted average common shares.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
First Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, May 1, 2014 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #14722173. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, May 15, 2014 by calling 1-855-859-2056 and providing access code #14722173. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the first quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Second Quarter 2014 Conference Call
We anticipate we will release our second quarter 2014 earnings on Wednesday, July 23, 2014, after the market close and will host our second quarter 2014 conference call on Thursday, July 24, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 283 properties and 33.1 million square feet, including 205 properties and 24.9 million square feet owned on a consolidated basis and 60 properties and 5.7 million square feet in 17 unconsolidated real estate ventures all as of March 31, 2014. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2013. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31	December 31
	2014	2013
	(unaudited)
ASSETS
Real estate investments:
Operating properties	$4,701,289	$4,669,289
Accumulated depreciation	(1,019,306)	(983,808)
Operating properties, net	3,681,983	3,685,481
Construction-in-progress	90,140	74,174
Land inventory	96,427	93,351
Real estate investments, net	3,868,550	3,853,006

Cash and cash equivalents	236,291	263,207
Accounts receivable, net	23,123	17,389
Accrued rent receivable, net	128,331	126,295
Investment in real estate ventures, at equity	180,237	180,512
Deferred costs, net	123,216	122,954
Intangible assets, net	125,162	132,329
Other assets	75,138	69,403

Total assets	$4,760,048	$4,765,095

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$666,305	$670,151
Unsecured term loans	450,000	450,000
Unsecured senior notes, net of discounts	1,475,501	1,475,230
Accounts payable and accrued expenses	106,963	83,693
Distributions payable	25,604	25,584
Deferred income, gains and rent	72,937	71,635
Acquired lease intangibles, net	32,229	34,444
Other liabilities	35,357	32,923
Total liabilities	2,864,896	2,843,660

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,567	1,566
Additional paid-in capital	2,974,094	2,971,596
Deferred compensation payable in common stock	6,267	5,407
Common shares held in grantor trust	(6,267)	(5,407)
Cumulative earnings	520,322	522,528
Accumulated other comprehensive loss	(3,905)	(2,995)
Cumulative distributions	(1,617,878)	(1,592,515)
Total Brandywine Realty Trust's equity	1,874,240	1,900,220

Non-controlling interests	20,912	21,215
Total equity	1,895,152	1,921,435

Total liabilities and equity	$4,760,048	$4,765,095

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
Revenue
Rents	$121,671	$114,608
Tenant reimbursements	23,460	20,341
Termination fees	2,203	496
Third party management fees, labor reimbursement and leasing	4,150	3,236
Other	630	873
Total revenue	152,114	139,554

Operating Expenses
Property operating expenses	46,801	39,349
Real estate taxes	13,457	14,295
Third party management expenses	1,716	1,425
Depreciation and amortization	52,570	49,476
General & administrative expenses	8,181	6,551
Total operating expenses	122,725	111,096

Operating income	29,389	28,458

Other income (expense)
Interest income	385	58
Interest expense	(31,844)	(30,914)
Deferred financing costs	(1,189)	(1,161)
Interest expense - financing obligation	(272)	(218)
Equity in income of real estate ventures	242	1,535
Net loss on real estate venture transactions	(135)	—
Net gain on sale of undepreciated real estate	1,187	—
Loss on early extinguishment of debt	—	(3)

Loss from continuing operations	(2,237)	(2,245)

Discontinued operations:
Income (loss) from discontinued operations	(8)	860
Net gain on disposition of discontinued operations	—	5,304
Total discontinued operations	(8)	6,164

Net income (loss)	(2,245)	3,919

Net income from discontinued operations attributable to non-controlling interests - LP units	—	(78)
Net income attributable to non-controlling interests - partners' share of consolidated real esate ventures	(12)	—
Net loss from continuing operations attributable to non-controlling interests - LP units	44	50
Net (income) loss attributable to non-controlling interests	32	(28)

Net income (loss) attributable to Brandywine Realty Trust	(2,213)	3,891
Preferred share distributions	(1,725)	(1,725)
Nonforfeitable dividends allocated to unvested restricted shareholders	(103)	(108)

Net income (loss) attributable to common shareholders	$(4,041)	$2,058

PER SHARE DATA
Basic income (loss) per common share	$(0.03)	$0.01

Basic weighted-average shares outstanding	156,794,019	143,605,659

Diluted income (loss) per common share	$(0.03)	$0.01

Diluted weighted-average shares outstanding	156,794,019	143,605,659

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)
	Three Months Ended March 31,
	2014	2013

Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$(4,041)	$2,058

Add (deduct):
Net loss attributable to non-controlling interests - LP units	(44)	(50)
Nonforfeitable dividends allocated to unvested restricted shareholders	103	108
Net loss on real estate venture transactions	135	—
Net income from disc ops attributable to non-controlling interests - LP units	—	78
Net gain on disposition of discontinued operations	—	(5,304)

Depreciation and amortization:
Real property - continuing operations	40,677	40,033
Leasing costs including acquired intangibles - continuing operations	11,859	9,407
Real property - discontinued operations	—	1,507
Leasing costs including acquired intangibles - discontinued operations	—	1
Company's share of unconsolidated real estate ventures	5,208	4,149
Partners' share of consolidated joint ventures	(49)	—

Funds from operations	$53,848	$51,987
Funds from operations allocable to unvested restricted shareholders	(235)	(259)

Funds from operations available to common share and unit holders (FFO)	$53,613	$51,728

FFO per share - fully diluted	$0.34	$0.35

Weighted-average shares/units outstanding - fully diluted	159,927,926	146,446,730

Distributions paid per common share	$0.15	$0.15

Payout ratio of FFO (Distributions paid per common share/ FFO per diluted share)	44.1%	42.9%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$53,613	$51,728

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(3,592)	(5,516)
Financing Obligation - 3141 Fairview Drive	(227)	(150)
Deferred market rental income, including discontinued operations	(1,944)	(1,795)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(710)	(388)
Straight-line ground rent and deferred market ground rent expense activity	22	498
Stock-based compensation costs	2,410	1,851
Fair market value amortization - mortgage notes payable	(433)	91
Losses from early extinguishment of debt	—	3
Acquisition-related costs	103	11
Sub-total certain items	(4,371)	(5,395)
Less: Revenue maintaining capital expenditures:
Building improvements	(262)	(854)
Tenant improvements	(12,174)	(6,628)
Lease commissions	(2,259)	(5,778)
Total revenue maintaining capital expenditures	(14,695)	(13,260)

Cash available for distribution	$34,547	$33,073

CAD per share - fully diluted	$0.22	$0.23

Weighted-average shares/units outstanding - fully diluted	159,927,926	146,446,730

Distributions paid per common share	$0.15	$0.15

CAD payout ratio (Distributions paid per common share / CAD per diluted share)	68.2%	65.2%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 1ST QUARTER
(unaudited and in thousands)

Of the 205 properties owned by the Company as of March 31, 2014, a total of 196 properties ("Same Store Properties") containing an aggregate of 21.8 million net rentable square feet were owned for the entire three-month periods ended March 31, 2014 and 2013. Average occupancy for the Same Store Properties was 88.9% during 2014 and 87.7% during 2013. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2014	2013

Revenue
Rents	$108,758	$106,752
Tenant reimbursements	18,493	16,125
Termination fees	2,203	496
Other	379	621
Total revenue	129,833	123,994

Operating expenses
Property operating expenses	41,695	37,966
Real estate taxes	11,317	11,821

Net operating income	$76,821	$74,207

Net operating income - percentage change over prior year	3.5%

Net operating income, excluding termination fees & other	$74,239	$73,090

Net operating income, excluding termination fees & other - percentage change over prior year	1.6%

Net operating income	$76,821	$74,207
Straight line rents	(2,640)	(4,657)
Above/below market rent amortization	(1,427)	(1,436)
Non-cash ground rent	22	498

Cash - Net operating income	$72,776	$68,612

Cash - Net operating income - percentage change over prior year	6.1%

Cash - Net operating income, excluding termination fees & other	$70,194	$67,495

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	4.0%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended March 31,
	2014	2013

Net income (loss):	$(2,245)	$3,919
Add/(deduct):
Interest income	(385)	(58)
Interest expense	31,844	30,914
Deferred financing costs	1,189	1,161
Interest expense - financing obligation	272	218
Equity in income of real estate ventures	(242)	(1,535)
Net loss on real estate venture transactions	135	—
Net gain on sale of undepreciated real estate	(1,187)	—
Loss on early extinguishment of debt	—	3
Depreciation and amortization	52,570	49,476
General & administrative expenses	8,181	6,551
Total discontinued operations	8	(6,164)

Consolidated net operating income	90,140	84,485
Less: Net operating income of non same store properties	(10,072)	(1,685)
Less: Eliminations and non-property specific net operating income	(3,247)	(8,593)

Same Store net operating income	$76,821	$74,207